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               OPTION AND PURCHASE, SALE AND ASSIGNMENT AGREEMENT


                         Dated as of September 12, 1996

                                      Among

                            THE CHASE MANHATTAN BANK,
                        formerly known as Chemical Bank,

                                       and

                               CNL HOLDINGS, INC.
                                    as Buyer,

                         relating to the obligations of

                               Conolog Corporation

                                       to

                            The Chase Manhattan Bank,
                         formerly known as Chemical Bank

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                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----

RECITALS .................................................................   1

SECTION 1.    Definitions ................................................   1

SECTION 2.    Sale; Payment of Purchase Price ............................   3

SECTION 3.    Representations and Warranties of the Bank .................   5

SECTION 4.    Representations and Warranties of the Buyer ................   8

SECTION 5.    Limitations of Damages; Reimbursement Rights ...............   9

SECTION 5.1.  Bank's Covenants ...........................................  10

SECTION 6.    Bank's and Seller's Obligations ............................  10

SECTION 6.1.  Procedure for Reimbursement and Indemnification ............  11

SECTION 7.    Buyer's Obligations ........................................  12

SECTION 8.    Further Transfers ..........................................  12

SECTION 9.    Miscellaneous ..............................................  12

               OPTION AND PURCHASE, SALE AND ASSIGNMENT AGREEMENT


     AGREEMENT, dated as of September 12, 1996 (the "Agreement"), between The Chase Manhattan Bank, a New York banking corporation (the "Bank"), formerly known as Chemical Bank, and CNL HOLDINGS, INC., a Delaware corporation (the "Buyer").


                                    RECITALS

     A. Conolog Corporation (the "Borrower") is a party to that certain Amended and Restated Term Loan Agreement dated as of August 2, 1995 between the Borrower and the Bank (the "Loan Agreement"), and that certain Amended and Restated Term Note from the Borrower to the Bank dated August 24, 1995 in the original principal amount of $1,025,000 (the "Original Note").

     B. On September 11, 1996, the Original Note was modified pursuant to the terms of an Allonge making the Original Note convertible into 1,400,000 shares of the Borrower's common stock (the "Note Shares") (the Original Note, as amended by the Allonge, the "Note").

     C. As of the date hereof, the Bank is the sole legal and beneficial owner of claims against the Borrower in the principal amount of $1,012,500.00, together with interest and fees in the approximate amount of $65,488.45 as of August 26, 1996, relating to the Note and the Loan Agreement. The Bank is also the sole legal and beneficial owner of three hundred seventy-five thousand (375,000) shares of the Borrower's common stock (the "Bank Shares"; and together with the Note Shares, the "Shares"). Such claims and equity interest are hereinafter referred to, together, as the "Claims".

     D. The Buyer wishes to purchase all of the Bank's interest in the Loan Agreement, the Note and the Claims from the Bank upon the occurrence of certain events.

     E. The Bank wishes to sell and assign all of the Bank's interest in the Loan Agreement, the Note and the Claims to the Buyer.

                                    AGREEMENT

         In consideration of the mutual covenants and agreements contained herein, the Bank and the Buyer hereby agree as follows:

     SECTION 1. Certain Definitions.

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     The following terms shall have the following meanings when used herein:

     Affiliate: As defined in Section 101(2) of the United States Bankruptcy
Code.


     Assigned Rights: Defined in Section 2(B).

     Assignment Closing Date: Defined in Section 2(B).

     Assignment Purchase Price: Defined in Section 2(C).

     Assumed Obligations: Defined in Section 2(C).

     Bank: Defined in the preamble to this Agreement.

     Bank Shares: Defined in Recital C.

     Borrower: Defined in Recital A.

     Business Day: A day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

     Buyer: Defined in the preamble to this Agreement.

     Buyer Indemnitees: Defined in Section 6(A).

     Buyer's Excluded Information: Defined in Section 3(L).

     Buyer's Principal Claim Amount: $1,012,500.00

     Call Money Rate: A rate per annum, calculated daily, equal to the average of the percentages designated under the caption "call money", as published in the "Money Rates" column of The Wall Street Journal.

     Claims: Defined in Recital C.

     Confidential Terms: Defined in Section 9(J).

     Disallowed Amount: Defined in Section 5(B).

     Final Order: An order, judgment or decree, rendered by a court of competent jurisdiction that has not been reversed, stayed, modified or amended and as to which (A) any appeal, petition for certiorari, or motion for rehearing or reconsideration that has been filed has been dismissed or finally determined and no appeal, petition for certiorari or motion for rehearing or reconsideration has been granted; or (B) the time to appeal, seek certiorari or move for rehearing or reconsideration has expired and no appeal, petition for certiorari or motion for reconsideration or rehearing has been timely filed.

     Governmental Authority: A Federal, state or other governmental agency, authority, administrative or regulatory body, arbitrator, court or other tribunal, foreign or domestic.


     Liabilities: Defined in Section 6.1 of this Agreement.

     Lien: Any security interest, mortgage, deed of trust, pledge, lien, adverse claim, charge or other encumbrance of any kind.

     Loan Agreement: Defined in Recital A.

     Note: Defined in Recital B.

     Note Shares: Defined in Recital B.

     Option: Defined in Section 2(A).

     Option Closing Date: Defined in Section 2(A).

     Original Note: Defined in Recital A.

     Reduction: Defined in Section 6.1.

     Reduction Amount: Defined in Section 5(B).

     Retained Interests: Defined in Section 2(B).

     Retained Obligations: Defined in Section 2(C).

     Seller: Defined in the preamble to this Agreement.

     Seller's Excluded Information: Defined in Section 4(F).

     Seller Indemnitees: Defined in Section 7(A).

     Shares: Defined in Recital C.

     SECTION 2. Sale; Payment of Purchase Price.

     (A) On the date of execution and delivery of this Agreement by the Buyer and the Bank (the "Option Closing Date"), the Bank shall grant to the Buyer an option (the "Option") to purchase the Claims under the terms and conditions set forth herein. On the Option Closing

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Date, the Buyer shall make payment of an nonrefunadable fee for the Option to the Bank at the Bank's New York, New York office in the amount of One Hundred Fifty Thousand Dollars ($150,000.00) by wire transfer of immediately available funds in the lawful currency of the United States of America in accordance with the following wire instructions:

                           The Chase Manhattan Bank
                           ABA #021000021

                           For Credit to:
                           A/c #144-0-02419
                           i/n/o Special Loan Clearing Account
                           Reference:  Conolog Corporation
                           Attention:  Mark Rechan

     The closing of the transaction contemplated herein shall occur by delivery by each party to the other of a duly completed and executed counterpart of this Agreement, together with payment from the Buyer to the Bank for the Option.

     (B) On the date the Shares may be registered under the Securities Act, or such other date as the parties may agree (the "Assignment Closing Date"), the Buyer shall exercise the Option, and the Bank shall sell, assign, transfer and set over to the Buyer, without recourse, representation, or warranty (in each case except as expressly provided herein), and the Buyer shall purchase, subject to the terms and conditions hereof, an undivided one hundred percent (100%) interest in (i) all right, title and interest of the Bank in and to the Claims;
(ii) all right, title and interest of the Bank in and to the Loan Agreement;
(iii) any property which may be exchanged for or distributed or collected in respect of any of the foregoing; and (iv) any and all causes of action or claims of the Bank (whether known or unknown) against any person or entity which are in any way based upon, arise out of, or are related to any of the foregoing (the items described in clauses (i), (ii), (iii), and (iv) being collectively referred to herein as the "Assigned Rights"), excluding, however, any and all claims which may arise out of services rendered by the Bank to the Borrower other than under, and wholly unrelated to, the Loan Agreement (the "Retained Interests"). If the Assignment Closing Date has not occurred before April 15, 1997, the Buyer may exercise the Option and purchase the Assigned Rights on that date on the terms and conditions set forth herein. If the Buyer does not purchase the Assigned Rights on or before that date, the purchase, sale and assignment portion of this Agreement shall become null and void and be of no further force or effect unless extended in writing by the Bank and the Buyer.

     On the Assignment Closing Date, the Bank shall deliver or cause to be delivered to the Buyer: (a) the originally executed Note, duly endorsed to the Buyer or, at the Buyer's request, to the Buyer's nominee, (b) Borrower's stock certificate number U 9156 representing the Bank Shares, together with an executed stock power with signature guaranteed, and (c) such other instruments and documents as the Buyer may reasonably request to evidence the Buyer's ownership of the Assigned Rights.

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     (C) Also on the Assignment Closing Date, the Buyer shall (i) pay to the
Bank at the Bank's New York, New York office the sum of One Million Five Hundred Thousand Dollars ($1,500,000.00)(the "Assignment Purchase Price") by wire transfer of immediately available funds in the lawful currency of the United States of America in accordance with the wire instructions set forth in Section 2(A) hereof; and (ii) assume the Bank's obligations under the Loan Agreement in respect of the Assigned Rights, which arise, accrue and are chargeable to the period after the Assignment Closing Date, other than the Retained Obligations

(defined below) (collectively, the "Assumed Obligations"). The Bank (and not the Investors) shall pay and duly perform all obligations or liabilities (a) arising from the breach by the Bank of its representations, warranties, covenants, agreements or indemnities made by the Bank in the Loan Documents; (b) for which the Investors are indemnified under Section 6 hereof, or (c) arising from the Bank's gross negligence or willful misconduct (collectively, the "Retained Obligations"). The Assignment Purchase Price shall be reduced by the amount paid to the Bank for the Option.

     (D) (i) The obligations of the Buyer to acquire the Assigned Rights, and to assume the Assumed Obligations on the Assignment Closing Date shall be subject to the conditions that (x) the representations and warranties of the Bank contained in this Agreement shall have been true and correct in all respects when made and as of the Assignment Closing Date (it being agreed that such representations and warranties shall be deemed to have been confirmed by the Bank as of the Assignment Closing Date, without the need for further written certification, unless the Bank shall have otherwise notified the Buyer in writing to the contrary, in which event the Buyer may, but shall not be obligated to, acquire the Assigned Rights); and (y) the Bank shall have complied in all respects with all covenants required by this Agreement to be complied with by it on or prior to the Assignment Closing Date, including but not limited to the Bank's obligations under Section 2(B).

          (ii) The obligations of the Bank to assign, sell and convey the Assigned Rights on the Assignment Closing Date shall be subject to the conditions that (w) the representations and warranties of the Buyer contained in this Agreement shall have been true and correct in all respects when made and as of the Assignment Closing Date (it being agreed that such representations and warranties shall be deemed to have been confirmed by the Buyer as of the Assignment Closing Date, without the need for further written certification, unless the Buyer shall otherwise notify the Bank in writing to the contrary);
(x) the Buyer shall have complied in all respects with all covenants required by this Agreement to be complied with by it on or prior to the Assignment Closing Date, including but not limited to the Buyer's obligations under Section 2(C); and (y) the Buyer shall have paid to the Bank the Assignment Purchase Price.

     SECTION 3. Representations and Warranties of the Bank.

     The Bank hereby represents and warrants to the Buyer that:

     (A) The Bank is a New York banking corporation duly organized, validly existing and

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in good standing under the laws of the State of New York. The execution, delivery and performance by the Bank of this Agreement and the Loan Agreement to which it is a party are within its powers, have been duly authorized by all necessary action and do not contravene, or result in a default under, any of its charter documents or any law, agreement or other obligation to which it is subject.


     (B) This Agreement and the Loan Agreement to which the Bank is a party have been duly and validly authorized, executed and delivered by the Bank, and are the legal, valid and binding obligations of the Bank, enforceable against the Bank in accordance with their respective terms. No registration with, or consent or approval of, or any other action by, any Governmental Authority or other person is now or was required in connection with the execution, delivery and performance of this Agreement or the Loan Agreement by the Bank. The Bank has not made any offers to sell, or solicitations of offers to buy, any portion of the Assigned Rights in violation of any applicable securities laws.

     (C) The Bank is the sole legal and beneficial owner and holder of the Assigned Rights and has good title to, and on the Assignment Closing Date will convey to the Buyer legal and beneficial ownership of and good title to, the Assigned Rights. Such conveyance of ownership and title will be free and clear of any Lien whatsoever.

     (D) No proceedings are pending, or to the best of the Bank's knowledge, threatened in writing against or affecting the Bank or the Assigned Rights before any Governmental Authority, nor has any other person or entity asserted any challenge to the validity or enforceability of the Assigned Rights. To the best of the Bank's knowledge, no basis for any such challenge to the Assigned Rights exists. No judgment has been entered on the Note.

     (E) The Bank is not (i) a director or officer of the Borrower, (ii) a partnership in which the Borrower is a general partner, (iii) a general partner of the Borrower, or (iv) a managing agent of the Borrower.

     (F) The Bank has not engaged in any acts, conduct or omissions with respect to the Assigned Rights or the Retained Interests that could result in the holder of the Assigned Rights receiving, in the aggregate, a proportionately smaller repayment in respect thereof than the repayment required under the terms of the Loan Agreement.

     (G) The Bank is not aware of the existence of and is not a party to any agreements, pleadings or other information that could reasonably be expected to materially and adversely affect the Assigned Rights, other than such agreements, pleadings and information as have been made available to the Buyer and which have previously been furnished to the Buyer, or any information disseminated publicly through electronic or print media or filed or referred to in filings by the Borrower with the Securities and Exchange Commission, or information that constitutes Buyer's Excluded Information.

     (H) The Bank has no obligation to acquire additional notes or to make additional loans or extensions of credit under the Loan Agreement or in respect of the Assigned Rights.

     (I) Recitals A, B, C, and E in this Agreement are each true and correct.


     (K) The Bank is a sophisticated seller with respect to the Assigned Rights, has adequate information concerning the business and financial condition of the Borrower to make an informed decision regarding the sale of the Assigned Rights and has independently and without reliance upon the Buyer, and based upon such information as the Bank has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that the Bank has relied upon the representations, warranties, covenants, agreements and indemnities of the Buyer contained in this Agreement. The Bank acknowledges that the Buyer has not made and does not make any representation or warranty, whether express or implied, except as expressly set forth in this Agreement. The Bank acknowledges that the sale of the Assigned Rights by the Bank to the Buyer is irrevocable, and that the Bank shall have no recourse to the Assigned Rights or the Buyer, except with respect to breaches of representations, warranties, covenants and agreements expressly set forth in this Agreement, and pursuant to indemnities contained herein. The Bank acknowledges that the consideration received pursuant hereto for the sale of the Assigned Rights may differ both in kind and in amount from any payments or distributions which may ultimately be received with respect thereto. The Bank is not an agent for the Buyer in this transaction.

     (L) The Bank acknowledges that the Buyer currently may possess and hereafter may come into possession of certain information concerning the Loan Agreement, the Assigned Rights, and the Borrower which is not known to the Bank and which may be material to a decision to sell the Assigned Rights, including, without limitation, information received by the Buyer on a confidential basis from the Borrower or on a privileged basis from the Buyer's counsel or advisors (the "Buyer's Excluded Information"), that it has determined to sell the Assigned Rights notwithstanding its lack of knowledge of any Buyer's Excluded Information, and that the Buyer shall have no liability to it and the Bank hereby waives and releases any claims which it might have against the Buyer or any Buyer Indemnitee (as hereinafter defined), whether pursuant to applicable securities laws or otherwise, with respect to the non-disclosure of any Buyer's Excluded Information; and no broker, finder or other person acting pursuant to the authority of the Bank is entitled to maintain a claim against the Buyer for a broker's or other type of commission in connection with the transactions contemplated hereby.

     (M) None of the Seller's Excluded Information (as defined below) is inconsistent with any of the representations and warranties of the Bank contained herein.

     (N) The Bank has complied with, and is not in breach of, its representations, warranties, covenants and agreements under the Loan Agreement.

     (O) The Assigned Rights are not subject to any defense, right of set-off, recoupment, or counterclaim, or subject to avoidance, disallowance, expungement, reduction or subordination, in whole or in part.


     SECTION 4. Representations and Warranties of the Buyer.

     The Buyer hereby represents and warrants to the Bank that:

     (A) The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The execution, delivery and performance by the Buyer of this Agreement are within its powers, have been duly authorized by all necessary action and do not contravene, or result in a default under, any of its charter documents or any law, agreement or other obligation to which it is subject.

     (B) This Agreement has been duly and validly authorized, executed and delivered by the Buyer, and is the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms. No registration with, or consent or approval of, or any other action by, any Governmental Authority or other person is required in connection with the execution, delivery and performance of this Agreement by the Buyer.

     (C) To the best of the Buyer's knowledge, no proceedings are pending or threatened against or affecting the Buyer before any Governmental Authority which, in the aggregate, could reasonably be expected to materially and adversely affect any action taken or to be taken by the Buyer under this Agreement.

     (D) The Buyer is a sophisticated investor (as such term is used under the rules promulgated under the Securities Act of 1933, as amended) with respect to the Assigned Rights, has adequate information concerning the business and financial condition of the Borrower to make an informed decision regarding the purchase of the Assigned Rights and has independently and without reliance upon the Bank, and based upon such information as the Buyer has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that the Buyer has relied upon the representations, warranties, covenants, agreements and indemnities of the Bank contained in this Agreement. The Buyer acknowledges that the Bank has not made and does not make any representation or warranty, whether express or implied, except as expressly set forth in this Agreement. The Buyer acknowledges that the sale of the Assigned Rights by the Bank to the Buyer is irrevocable, and that the Buyer shall have no recourse to the Bank, except with respect to breaches of representations, warranties, covenants and agreements expressly set forth in this Agreement and pursuant to indemnities contained herein. The Buyer acknowledges that the consideration paid pursuant hereto for the purchase of the Assigned Rights may differ both in kind and amount from any payments or distributions which may ultimately be received with respect thereto. The Buyer (i) will continue to make its own analysis and decisions with respect to the Assigned Rights without any reliance upon the Bank (except as previously stated), and (ii) will not rely upon the Bank to furnish any documents or information, except as otherwise required by this Agreement, regarding the credit, officers, financial condition or business of, or any other matter concerning, the Borrower

(including without limitation documents and information received from the Borrower under the Loan Agreement or otherwise). The Buyer acknowledges that it is assuming the risk of full or partial loss which is inherent in the credit, and all collateral and collectability risks associated therewith. The Buyer is not an agent for the Bank in this transaction.

     (E) Without implying characterization of the Assigned Rights as a security within the meaning of applicable security laws, the Buyer is not purchasing the Assigned Rights with a view to resale or distribution in a manner that would violate applicable securities laws and has no present intention of making any distribution of the Assigned Rights in any manner that would violate applicable security laws.

     (F) The Buyer acknowledges that the Bank currently may possess and hereafter may come into possession of certain information concerning the Loan Agreement, the Assigned Rights, and the Borrower which is not known to the Buyer and which may be material to a decision to acquire the Assigned Rights, including, without limitation, information received by the Bank on a confidential basis from the Borrower or on a privileged basis from the Bank's counsel and advisors (the "Seller's Excluded Information"), that it has determined to acquire the Assigned Rights notwithstanding its lack of knowledge of the Seller's Excluded Information, and that the Bank shall have no liability to it and the Buyer hereby waives and releases any claims which it might have against the Bank, whether pursuant to applicable securities laws or otherwise, with respect to the non-disclosure of the Seller's Excluded Information; and no broker, finder or other person or entity acting pursuant to the authority of the Buyer is entitled to a broker's or other type of commission in connection with the transactions contemplated hereby other than commissions exclusively for the account of the Buyer.

     SECTION 5. Limitation of Damages; Reimbursement Rights.

     (A) In the event of a breach of any of the representations and warranties of the Bank set forth in Section 3 of this Agreement which results in (i) the Claims or any portion thereof being disallowed, reduced, offset, expunged, or subordinated pursuant to a Final Order while the Claims are held by the Buyer or its successors, assignees or transferees, or (ii) the Buyer's rights to distributions in respect of the Claims being denied, offset, reduced or otherwise disallowed in whole or in part pursuant to a Final Order, the Buyer's damages against the Bank in respect of such breach shall not exceed, in the aggregate, a sum equal to the Reduction Amount (as hereinafter defined) plus interest at a rate per annum, calculated daily, equal to the Call Money Rate from, and including, the date on which the Purchase Price is paid to the Bank, to, but excluding the date on which the Reduction Amount is paid (so long as such payment is received before noon on a business day ("Business Day"); otherwise, the Business Day next following the date of payment).

     (B) For purposes of this Section 5, the "Reduction Amount" shall mean with respect to the Claims, an amount equal to the product obtained by multiplying
(X), a fraction, the
numerator of which shall be the amount by which the Claims have been reduced, disallowed, offset, expunged, denied or subordinated as described in paragraph
(A) above (the "Disallowed Amount") and the denominator of which shall be the Buyer's Principal Claim Amount by (Y) the Purchase Price.

     (C) If the Buyer exercises its remedies under this Section 5 and recovers the Reduction Amount from the Bank, the Buyer shall reassign to the Bank, without recourse, all of the Buyer's right, title and interest in that portion of the Assigned Rights representing the Disallowed Amount, including but not limited to all of the Buyer's rights to receive distributions on such portion of the Assigned Rights.

     SECTION 5.1 Bank's Covenants.

     (A) Until the Buyer is substituted as the record holder of the Assigned Rights, the Bank shall deliver to the Buyer all information or materials received by the Bank after the Assignment Closing Date relating to the Assigned Rights unless the Bank is bound to keep the same confidential by applicable law or by an agreement executed prior to the date hereof except where the Buyer agrees in writing to be bound by the terms and conditions of such agreement which govern the confidential nature of the information furnished thereunder as if it were a signatory thereto.

     (B) In the event that the Bank receives any Assigned Proceeds after the Assignment Closing Date, (i) the Bank shall accept the same as agent on behalf of and for the sole benefit of the Buyer, and pay or deliver the same forthwith to the Buyer (free of any withholding, set-off or deduction of any kind) in the same form received, with the endorsement of the Bank, when necessary and appropriate; and (ii) the Bank shall have no legal, beneficial or equitable interest in such Assigned Proceeds.

     SECTION 6. Bank's Obligations.

     (A) The Bank hereby agrees to indemnify, defend and hold the Buyer and its agents, affiliates, controlling persons, officers, directors and employees (collectively, the "Buyer Indemnities") harmless from and against any and all expenses, losses, claims, damages or liabilities which are incurred by the Buyer Indemnities or any of them, including but not limited to reasonable attorneys' fees and expenses, caused by, resulting from or relating to (i) any obligation of the Buyer to disgorge, in whole or in part, or otherwise reimburse the Borrower or any third party for payments received by the Bank prior to the Assignment Closing Date in respect of the Assigned Rights; (ii) any default by the Bank in the performance prior to the Assignment Closing Date of any of its obligations under the Loan Agreement; or (iii) the Bank's breach of any of its representations, warranties, covenants or agreements set forth in this Agreement, subject to the limitations set forth in Section 5 of this Agreement.

     (B) The Bank shall pay and be liable for the payment of all costs and expenses of the

Bank (including, without limitation, attorneys' fees and expenses) incurred or chargeable to the period up to and including the Assignment Closing Date.

     (C) Notwithstanding any other provision of this Agreement, the Bank shall not be obligated to take any action which will require the Bank to incur any monetary obligation or advance any funds to the Borrower for any funding obligations under the Loan Agreement which arise or accrue on or after the Assignment Closing Date.

     (D) Notwithstanding any other provision of this Agreement, the Buyer understands and agrees that the Bank shall not be required to take any action which contravenes the Loan Agreement.

     SECTION 6.1 Procedure for Reimbursement and Indemnification.

     If there is asserted any claim, liability or obligation that in the judgment of the party indemnified pursuant to Sections 5 or 6 hereof may give rise to any liabilities (the "Liabilities") or the Claims being reduced, disallowed, offset, expunged, denied or subordinated as described in paragraph A of Section 6 hereof (any of the foregoing, a "Reduction") or if the indemnified party determines the existence of the foregoing, whether or not the same shall have been asserted, such indemnified party shall give the indemnifying party notice within thirty (30) business days after the assertion of any claim, liability or obligation, or promptly, but in no event later than five (5) business days after receipt of notice of the filing of any lawsuit based upon such assertion, or, with respect to a claim not yet asserted against the indemnified party, promptly upon the determination by an officer of the indemnified party of the existence of the same, and shall give the indemnifying party a reasonable opportunity to assume the defense of such claim, liability or obligation, using counsel of the indemnifying party's choosing; provided, however, that notwithstanding the foregoing the indemnified party shall have the right to participate in such defense and retain separate counsel at its own cost and expense. Failure by the indemnified party to give timely notice pursuant to this Section 6.1 shall not relieve the indemnifying party of its obligations, except to the extent that the indemnifying party is actually prejudiced by such failure to give timely notice. No settlement or adjustment shall be made without the indemnified party's prior written consent, which consent will not be unreasonably withheld. If, in any case, the indemnifying party fails to contest in good faith any such claim, liability or obligation, the indemnified party shall have the right to defend, settle or pay the same and pursue its remedies against the indemnifying party hereunder. The indemnified party shall cooperate with the indemnifying party in any such defense which the indemnifying party elects to assume in the event the indemnifying party makes such request to the indemnified party and such request is reasonable, provided the indemnifying party will hold the indemnified party harmless from all of its out-of-pocket expenses, including reasonable attorneys' fees, incurred in connection with the indemnified party's cooperation. In the event of a disagreement among the parties as to whether any claim, liability or obligation may give rise to any Liability or Reduction, then the indemnified party shall have the right to defend, settle or pay the same, and pursue its remedies against the indemnifying party hereunder.

     SECTION 7. Buyer's Obligations.

     (A) The Buyer hereby agrees to indemnify, defend and hold the Bank and its agents, including but not limited to the Seller, affiliates, controlling persons, officers, directors and employees (collectively the "Seller Indemnities") harmless from and against any and all claims, liabilities or obligations which are incurred by the Seller Indemnities or any of them, including but not limited to reasonable attorneys' fees and expenses, caused by, resulting from or relating to the Buyer's breach of any of the representations, warranties, covenants or agreements of the Buyer set forth in this Agreement.

     (B) The Buyer shall pay and be liable for the payment of all costs and expenses of the Buyer insofar as they relate to the Assigned Rights (including, without limitation, attorney's fees and expenses) incurred or chargeable to any period after the Option Closing Date.

     (C) The Buyer and the Bank intend and agree that, except as otherwise expressly set forth herein, the Bank shall assign the Assigned Rights and the Buyer shall assume the Assumed Obligations on the Assignment Closing Date. Until such assignment and assumption occur, the Bank will retain all of its rights and obligations with respect to the Assigned Rights and the Assumed Obligations.

     SECTION 8. Further Transfers.

     The Buyer may sell, assign, grant a participation in, or otherwise transfer the Assigned Rights and its rights hereunder, or any portion thereof or any interest therein, without the consent of the Bank; provided, however, that (i) such sale, assignment, participation or transfer complies with any applicable requirements set forth in the Loan Agreement and does not violate any applicable laws including laws governing the sale of securities, as applicable, and (ii) notwithstanding any such sale, assignment, participation or transfer, the obligations of the Buyer, and the Bank hereunder shall remain in full force and effect until fully paid, performed and satisfied, but only to the extent such obligations are not assumed by the Buyer's successors or assigns.

     SECTION 9. Miscellaneous.

     (A) Survival. All representations, warranties, covenants and other provisions made by the parties hereto shall be considered to have been relied upon by the parties hereto and shall survive the execution, delivery and performance of this Agreement and all other documents contemplated herein.

     (B) Successors and Assigns. This Agreement, including, without limitation, the representations, warranties, covenants and agreements contained herein, (i) shall inure to the benefit of and be enforceable by the respective parties hereto, and the Buyer's and the Bank's successors and assigns, and (ii) shall be binding upon and enforceable against the respective



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

parties hereto, and their successors and assigns.

     (C) Further Assurances. Each of the parties hereto agrees to execute and deliver, or to cause to be executed and delivered, all such instruments, and to take all such action, as the other party may reasonably request in order to effectuate the intent and purposes of this Agreement, all at the sole expense of the requesting party.

     (D) Costs and Expenses. Except as otherwise expressly provided herein, each party to this Agreement shall bear its own costs and expenses, including but not limited to attorneys' fees and expenses, in connection with the transactions contemplated hereby. Each of the Buyer and the Bank represents that it has not retained any broker or other intermediary to act on its behalf in connection with this transaction.

     (E) Counterpart Execution; Telecopies. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one agreement binding upon all of the parties hereto. Transmission by telecopier of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart, provided that the party so delivering such counterpart shall, promptly after such delivery, deliver the original of such counterpart of this Agreement to the other party hereto.

     (F) Amendments; Waivers. (i) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Bank and the Buyer, and no waiver of any provision of this Agreement, nor consent to any departure therefrom by the Bank or the Buyer shall be effective unless it is in writing and signed by the party affected thereby, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     (ii) No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof by such party, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of each party provided herein (x) are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law (except as otherwise expressly set forth herein) and (y) are not conditional or contingent on any attempt by such party to exercise any of its rights under any other related document against the other party or any other entity.

     (G) GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND THE OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICT OF LAWS PROVISIONS THEREOF).

     (H) Notices. All demands, notices, requests, consents and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered by courier service, messenger, or telecopy (with a confirmed answerback) at, or when duly deposited in the mails, by certified or registered mail (postage prepaid -- return receipt requested), to the following addresses, or such addresses as may be furnished hereafter by notice in writing, to the following parties:

                  in the case of the Buyer:

                  CNL Holdings, Inc.
                  750 Lexington Avenue, 27th Floor
                  New York, New York 10022
                  Attention:  President
                  Telephone:  212-980-3344
                  Telecopier:  212-980-6653

                  with a copy to:

                  Bernstein & Wasserman LLP
                  950 Third Avenue
                  New York, New York 10022

                  Attention:  Stuart Neuhauser, Esquire
                  Telephone:  212-826-0730
                  Telecopier:  212-371-4730


                  in the case of the Bank:

                  The Chase Manhattan Bank
                  270 Park Avenue, 30th Floor
                  New York, New York  10017
                  Attention:     Mark Rechan
                                 Vice President
                  Telephone:     212-270-1937
                  Telecopier:    212-270-5748

                  with a copy to:

                  The Chase Manhattan Bank
                  270 Park Avenue, 39th Floor
                  New York, New York  10017
                  Attention:     E. Lee Smith
                                 Vice President & Assistant General Counsel
                  Telephone:     212-270-5293

                  Telecopier:    212-270-6509

     (I) Integration. This Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings or representations pertaining to the subject matter hereof, whether oral or written. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth or incorporated herein or therein.

     (J) Captions and Headings. The section captions and headings in this Agreement are for convenience only and are not intended to be full or accurate descriptions of the contents hereof. They shall not be deemed to be part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provision hereof.

     (K) Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, all of which shall remain in full force and effect.

     (L) Relations of the Parties. The relationship between the Bank and the Buyer shall be that of seller and purchaser. This Agreement shall not be construed to create a partnership, joint venture or creditor-debtor relationship between the parties hereto.

     (M) Reservation of Rights. The Bank and the Buyer reserve all rights and remedies under this Agreement and under applicable law in respect of the Bank or the Buyer's material breach of any of the representations, warranties, covenants or agreements contained herein.

     (N) To the extent that there are any inconsistencies between this Agreement and any other document executed in connection herewith, the Bank and the Buyer intend that (as between themselves) the terms and conditions of this Agreement shall control and be enforceable over any such other document.

     IN WITNESS WHEREOF, the Bank and the Buyer have executed this Agreement by their duly authorized officers as of the date first set forth above.


                                             THE CHASE MANHATTAN BANK



                                             By:  /s/Michael Rechan
                                                  -----------------------------
                                                  Name: Michael Rechan
                                                  Title:Vice President


                                             CNL HOLDINGS, INC.



                                             By:  _____________________________
                                                  Name:
                                                  Title:

     IN WITNESS WHEREOF, the Bank and the Buyer have executed this Agreement by their duly authorized officers as of the date first set forth above.


                                             THE CHASE MANHATTAN BANK



                                             By:  _____________________________
                                                  Name:
                                                  Title:


                                             CNL HOLDINGS, INC.



                                             By:  /s/R.K. Pace
                                                  -----------------------------
                                                  Name: R.K. Pace
                                                  Title: President



                                       16